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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                          THE SECURITIES ACT OF 1934


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 18, 1997 (November 3,
                                                 ------------------------------
1997)
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                           GRAPHIC INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)


         Georgia                      1-13029                    58-1101633
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)            Identification No.)


          2155 Monroe Drive, N.E., Atlanta, Georgia            30324
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         (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code      (404) 874-3327
                                                    ---------------------

                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     (a) On November 3, 1997, Greenwich Acquisition Corp. ("GAC"), a Georgia corporation and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation ("Wallace"), accepted for payment an aggregate of 8,420,765 shares of Common Stock, $.10 par value per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation (the "Company"), tendered pursuant to GAC's tender offer to purchase all outstanding Shares at a purchase price of $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated as of October 3, 1997, as amended by the Supplement to Offer to Purchase dated October 17, 1997, and the related Letter of Transmittal (collectively, the "Offer").
The Offer was made pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of October 12, 1997, among the Company, GAC and Wallace (the "Merger Agreement").

     Upon the acceptance for payment of Shares pursuant to the Offer, GAC became obligated to purchase 4,303,092 shares of Class B Common Stock, $.10 par value per share ("Class B Shares"), of the Company from Mark C. Pope III (the "Selling Stockholder") pursuant to the Amended and Restated Stockholder Agreement, dated as of October 12, 1997 (the "Stockholder Agreement"), among Wallace, GAC and the Selling Stockholder, which Class B Shares were purchased by GAC on November 5, 1997. Upon the purchase of Class B Shares by GAC pursuant to the Stockholder Agreement, all outstanding Class B Shares were automatically converted to Shares on a one-for-one basis.

     As a result of the purchase of Shares pursuant to the Offer and the purchase of Class B Shares pursuant to the Stockholder Agreement, GAC owns approximately 98% of the outstanding Shares.

     The total consideration paid by GAC on November 5, 1997 for the purchase of Shares pursuant to the Offer and the purchase of Class B Shares pursuant to the Stockholder Agreement was approximately $276,744,000. The source of such funds was a Credit Agreement, dated as of October 31, 1997 (the "Credit Facility"), among the Company, certain lenders and Bank of America NT & SA, as agent for such lenders ("B of A"). The maximum aggregate principal amount available to be borrowed under the Credit Facility is $500,000,000.

     The Credit Facility consists of a revolving loan facility under which loans may be borrowed, repaid and reborrowed by Wallace from time to time for the purpose of providing funds to consummate the Offer and the merger of GAC with and into the Company following the Offer, as contemplated by the Merger Agreement (the "Merger"), to refinance certain indebtedness, to pay certain fees and expenses incurred in connection with the Offer and the Merger and to provide working capital and for other general corporate purposes. The Credit Facility matures on October 31, 2002 and has no scheduled amortization.

     Borrowings under the Credit Facility will bear interest at a floating rate based upon, at Wallace's option (i) the higher of B of A's reference rate or the Federal Funds rate plus 0.50% per annum, or (ii) the London Interbank Offered Rate ("LIBOR") plus .175% to .30% per annum, depending on Wallace's ratio of total funded indebtedness to EBITDA. In addition, Wallace has a competitive advance option under the Credit Facility which allows it to request uncommitted advances from the lenders at competitive rates on an auction basis. A facility fee accrues on the total Credit Facility regardless of usage at a rate ranging from 0.075% to 0.15% per annum, depending upon Wallace's ratio of total funded indebtedness to EBITDA. Wallace is also required to pay B of A underwriting and administration fees, to reimburse certain expenses and to provide certain indemnities.

     As a result of the acquisition of a majority of the Shares pursuant to the Merger Agreement, GAC is entitled to designate at its option up to that number of directors of the Company's Board of Directors as will give GAC a majority of such directors and the Company is required to cause such designees to be so elected by its Board of Directors.

     In addition, pursuant to the Merger Agreement, the Company has agreed to call and hold a meeting of stockholders as soon as practicable following October 31, 1997, the expiration date of the Offer, for the purpose of obtaining stockholder approval of the Merger, and Wallace has agreed to cause all Shares owned by GAC to be voted in favor of approval of the Merger.

     (b) Except as set forth above, there are no arrangements known to the Company, the operation of which might as a subsequent date result in a change if control of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

     10   Amended and Restated Agreement and Plan of Merger dated as of October
12, 1997 among Graphic Industries, Inc., Wallace Computer Services, Inc. and Greenwich Acquisition Corp. (Incorporated herein by reference to Exhibit 12 of Amendment No. 1 to Schedule 14D-9 filed by Graphic Industries, Inc. on October 17, 1997).


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     GRAPHIC INDUSTRIES, INC.


                                       By: /s/ Mark C. Pope III
                                           --------------------
                                           Name: Mark C. Pope III
                                                 ----------------
                                           Title: Chairman & CEO
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                                       Date: November 17, 1997
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                                 EXHIBIT INDEX


Exhibit No.            Document
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    10                 Amended and Restated Agreement and Plan of Merger dated
                       as of October 12, 1997 among Graphic Industries, Inc.,
                       Wallace Computer Services, Inc. and Greenwich Acquisition
                       Corp. (Incorporated herein by reference to Exhibit 12 of Amendment No. 1 to Schedule 14D-9 filed by Graphic
                       Industries, Inc. on October 17,1997).